Exhibit 99.1

For more information, contact:

Peter Kuipers	Betsy Martinelli
Omnicell, Inc.	Omnicell, Inc.
(650) 251-6100	(724) 741-8341
peter.kuipers@omnicell.com	betsy.martinelli@omnicell.com
Omnicell to Acquire Pharmaceutical Strategy Group’s
Leading 340B Software-Enabled Service Business
Expands pharmacy supply chain capabilities for efficient, compliant management of 340B programs
Accelerates Omnicell’s strategic transformation to support the vision of the fully Autonomous Pharmacy, building on the recent launch of Omnicell One
Expected to be immediately accretive to non-GAAP earnings per share
Mountain View, Calif.,-- August 12, 2020 — Omnicell, Inc. (NASDAQ:OMCL), a leading provider of medication management solutions and adherence tools for health systems and pharmacies, today announced it has entered into a definitive agreement with Pharmaceutical Strategies Group (PSG) to acquire its 340B Link business for total aggregate cash consideration of $225 million, subject to customary adjustments. The acquisition will add a comprehensive and differentiated suite of software-enabled services and solutions used by certain eligible hospitals, health systems, clinics, and entities to manage compliance and capture 340B drug cost savings on outpatient prescriptions filled through the eligible entity’s pharmacy or a contracted pharmacy partner.
The federal 340B Drug Pricing Program has provided financial assistance to hospitals serving vulnerable communities for more than 25 years. The program offers drug discounts to support eligible entities, including certain hospitals and other federally-qualified health centers, that provide care for the nation’s underinsured and uninsured patients. The 340B program continues to be an important source of funding for vital patient care as covered entities face rising health care costs, reimbursement cuts, and uncompensated care. To manage the increasing complexities of program compliance, eligible hospitals and other entities rely on software-enabled services to manage the program. The importance of the 340B program continues to grow as covered entities seek solutions to help manage rising health care costs and uncompensated care.
The acquisition of the 340B Link business accelerates Omnicell’s journey to the fully Autonomous Pharmacy, building on the company’s recent launch of Omnicell One, which leverages cloud-based data and predictive, prescriptive analytics to provide real-time visibility

Exhibit 99.1
with actionable insights and workflow optimization recommendations to improve outcomes across the pharmacy supply chain.
“This is an exciting transaction for Omnicell that accelerates our strategic transformation and brings us even closer to achieving the long-term vision of the Autonomous Pharmacy,” said Randall Lipps, chairman, president, CEO and founder of Omnicell. “Key to realizing this vision is supporting health systems and providers as they manage an increasingly complex medication management supply chain. The 340B program is a significant part of that supply chain, and PSG’s market-leading 340B Link business adds distinct capabilities and software-enabled services to our portfolio, which will help providers manage compliance and reporting requirements for their 340B program, while capturing eligible drug cost savings. We believe that by expanding our offerings and enhancing our pharmacy supply chain capabilities, we will position Omnicell for long-term growth and success.”
“Since 2011, 340B Link has been helping our customers manage their 340B programs efficiently and compliantly in support of high-quality patient care, and we’re excited to watch our friends and colleagues continue this meaningful work as part of the Omnicell family,” said Dave Borden, chief executive officer of PSG. “We are confident that the combination of our team’s capabilities and the broader Omnicell portfolio will provide healthcare providers with the tools to navigate complex cost and compliance challenges across the pharmacy supply chain as part of their broader medication management strategy.”
Compelling Strategic Benefits
•Provides differentiated services and solutions: 340B Link combines industry-leading software, deep knowledge of the 340B program, and software-enabled services that deliver superior outcomes for its customers, significantly improving compliance through:
◦Split Billing (Order Link): Drives productivity through a web-based ordering and inventory management tool, built on a market-leading qualification engine that optimizes 340B program value for mixed use and entity-owned pharmacy environments from a single platform.
◦Contract Pharmacy Administration (Network Link): Optimizes the contract pharmacy network, providing access to any 340B contract or mail order pharmacy – including all major national chains, regional chains, and independent pharmacies across the U.S. – while simplifying program management to drive effective and compliant program value. With integration and active relationships currently connecting covered entities to more than 5,000 individual pharmacy locations, including all leading retail chains, mail order, and specialty pharmacies, 340B Link’s unmatched 340B pharmacy network drives increased program value to clients.
◦Specialty Contract Pharmacy Administration (Specialty Link): Streamlines the specialty contract pharmacy network to extend covered entity 340B discounts and provide additional access to more than 90% of specialty drugs.
◦Drug Discount Access Solutions (Community Link): Provides covered entities the ability to share 340B discounts with eligible patients through a discount card at their

Exhibit 99.1
neighborhood pharmacy. Supports administration of free or subsidized medications to select patients in support of charity care or condition-specific programs.
•Extends the Autonomous Pharmacy Vision: 340B Link manages complex processes and compliance for 340B-administered medication across ambulatory settings, extending the vision of the Autonomous Pharmacy across the care continuum.
•Adds High-Growth, Immediately Accretive, Recurring Revenue Business: 340B Link is a high growth software-enabled services business with a recurring revenue business model, aligned with customer success.
•Complementary to Omnicell One: 340B Link’s capabilities are complementary to Omnicell One, Omnicell’s recently-announced, technology-enabled service which focuses on pharmacy supply chain optimization and diversion management. Omnicell One leverages a unique set of predictive and prescriptive analytics along with expert guidance to deliver insights and a closed-loop workflow that supports pharmacy labor efficiency, controlling medication spend and effective diversion management.

For more information please click here or visit www.omnicell.com/340B.
Transaction Highlights
Under the terms of the agreement, PSG will receive total aggregate cash consideration of $225 million, subject to customary adjustments, at closing as provided for in the equity purchase agreement. The transaction, which is expected to be completed in 2020, is subject to Hart-Scott-Rodino clearance and the satisfaction of other customary closing conditions. The 340B Link business that is being acquired recorded approximately $35 million of total revenue (unaudited) for the twelve months ended June 30, 2020.

Omnicell will use cash available on its balance sheet and proceeds from its existing $500 million revolving credit facility to finance the transaction. Upon closing, the transaction is expected to be immediately accretive to Omnicell’s non-GAAP earnings per share.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the timing of the consummation of the acquisition, the expected benefits of the acquisition of the 340B Link business, including on Omnicell’s non-GAAP earnings per share, the impact of the acquisition on Omnicell’s products and services and the capabilities of the products and services of the 340B Link business. There are a significant number of factors that could cause actual results to differ materially from statements made in this presentation, including: difficulties encountered in closing and integrating the acquired business, including regulatory review, technologies, personnel and operations; costs related to the

Exhibit 99.1
acquisition; market acceptance of the acquisition and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; and general market, political, economic and business conditions, including the ongoing COVID-19 pandemic, and other industry or economic conditions outside of Omnicell’s control.
Additional information on potential factors that could affect Omnicell’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is on file with the U.S. Securities and Exchange Commission and Omnicell’s other filings with the SEC. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Advisors
Greenhill & Co., LLC served as financial advisor and provided a fairness opinion to Omnicell, Inc. and Sidley Austin LLP served as legal counsel. Houlihan Lokey served as financial advisor to Pharmaceutical Strategies Group, LLC, and Norton Rose Fulbright US LLP served as legal counsel.

About Pharmaceutical Strategies Group (PSG)
For more than 25 years, Pharmaceutical Strategies Group (PSG), based in Plano, Texas, has been relentlessly advocating for clients as they navigate the complex and ever-changing challenges of drug cost management. PSG’s innovative consulting and technology solutions, including the proprietary data and analytics platform, Artemetrx, deliver actionable insights with exceptional financial and clinical value. As the largest independent pharmacy benefit consulting firm in the U.S., PSG functions as a strategic partner to self-insured employers, health plans, brokers, coalitions, and health systems, generating more than $4.8 billion in drug cost savings each year. For more information, please visit www.psgconsults.com.
About Omnicell
Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the Autonomous Pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings. Over 6,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 40,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions. To learn more, visit www.omnicell.com.